EXHIBIT 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 1-A of our report dated March 31, 2022, relating to the financial statements of BrewBilt Manufacturing Inc., as of December 31, 2020 and December 31, 2021, and to all references to our firm included in this Registration Statement.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

November 28, 2022